SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of Earliest Event Reported)    August 15, 2006

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104	Nevada
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01 — Other Events
Signatures

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 17, 2006, on behalf of Nevada Power Company (“NPC”), a wholly-owned subsidiary of Sierra Pacific Resources, Clark County, Nevada (“Clark County”) issued $39,500,000 aggregate principal amount of its Pollution Control Refunding Revenue Bonds (Nevada Power Company Project) Series 2006, due January 1, 2036 (the “Clark County Bonds”). On the same date, on behalf of NPC, Coconino County, Arizona Pollution Control Corporation (“Coconino”) issued $40,000,000 aggregate principal amount of its Pollution Control Refunding Revenue Bonds (Nevada Power Company Project) Series 2006A, due September 1, 2032 (the “Coconino Series A Bonds”) and $13,000,000 aggregate principal amount of its Pollution Control Refunding Revenue Bonds (Nevada Power Company Project) Series 2006B due March 1, 2039 (the “Coconino Series B Bonds” and, together with the Clark County Bonds and the Coconino Series A Bonds, the “Bonds”).
     The Clark County Bonds were issued to refund $39,500,000 principal amount of Clark County’s Pollution Control Refunding Revenue Bonds Series 1992B. The Coconino Series A Bonds were issued to refund (i) $20,000,000 principal amount of Coconino’s Pollution Control Revenue Bonds (Nevada Power Company Project) Series 1996, and (ii) $20,000,000 principal amount of Coconino’s Pollution Control Revenue Bonds (Nevada Power Company Project) Series 1997B. The Coconino Series B Bonds were issued to refund $13,000,000 principal amount of Coconino’s Pollution Control Refunding Revenue Bonds (Nevada Power Company Project) 1995E. The interest rates of the Clark County Bonds and the Coconino Series B Bonds were initially determined by the underwriters of such bonds and will hereinafter be determined by an auction with an initial auction period of 7 days from August 17, 2006. The interest rate of the Coconino Series A Bonds was initially determined by the underwriters of such bonds and will hereinafter be determined by an auction with an initial auction period of 35 days from August 17, 2006. The method of determining the interest rate on the Bonds may be converted from time to time in accordance with the respective indentures so that such Bonds would, thereafter, bear interest at a Daily, Weekly, Flexible, Auction or Term Rate as designated. The Bonds are insured by Financial Guaranty Insurance Company, a New York stock insurance company.
     In connection with the issuance of the Bonds, NPC entered into financing agreements dated August 1, 2006 with both Clark County and Coconino, pursuant to which Clark County and Coconino will lend the proceeds from the sales of the Bonds to NPC. NPC’s payment obligations under the financing agreements are secured by NPC’s General and Refunding Mortgage Notes, Series P (the “Series P Notes”), which were issued in the same principal amounts and with the same maturity dates as the related Bonds. The Series P Notes will bear interest at such rates and in such amounts as the interest payable with respect to the related Bonds.
Item 8.01 — Other Events
     On August 15, 2006, Sierra Pacific Resources made a $200 million contribution to the capital of NPC, which NPC will use to repay certain indebtedness to be determined by NPC at a future date. Sierra Pacific Resources made such capital contribution from the proceeds of the sale of 20,000,000 shares of its common stock to Deutsche Bank Securities, Inc., which transaction settled on August 15, 2006 and yielded approximately $280 million of proceeds to Sierra Pacific Resources. The remaining proceeds from the offering may be used by Sierra Pacific Resources from time to time (i) to make additional capital contributions to NPC or, to its other wholly-owned subsidiary, Sierra Pacific Power Company to be determined by NPC at a future date, (ii) to repay a portion of its outstanding indebtedness, and/or (iii) for general corporate purposes.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: August 17, 2006	By:	/s/ John E. Brown
John E. Brown
Corporate Controller

Nevada Power Company (Registrant)

Date: August 17, 2006	By:	/s/ John E. Brown
John E. Brown
Controller